Exhibit 23.1










                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the (i) Registration Statement on Form S-8 (Form S-8 No. 333-47539) and related Prospectus pertaining to the CompX International Inc. 1997 Long-Term Incentive Plan and (ii) Registration Statement on Form S-8 (Form S-8 No. 333-56163) and related Prospectus pertaining to the CompX Contributory Retirement Plan of CompX International Inc. of our reports dated March 30, 2005 relating to the financial statements and financial statement schedules which appear in this Form 10-K.






PricewaterhouseCoopers LLP

Dallas, Texas
March 30, 2005